UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 25, 2013

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Suite 1200

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As determined by the Board of Directors (the “Board”) and the Compensation Committee of the Board of American Vanguard Corporation (the “Company”), named executive officers of the Company were (i) paid incentive compensation in a lump sum based upon company-wide and individual performance during fiscal year 2012, and (ii) awarded restricted stock subject to the terms of a restricted stock agreement (which provides, among other things, for vesting of the entire award on the third anniversary of the award and forfeiture of the entire award if, for any reason, the recipient is not continuously employed through the vesting date). The amounts of the bonus payments and restricted stock awards are as follows:

Name	Bonus	Shares of Restricted Stock
Eric G. Wintemute, Chairman & CEO	$562,750	26,558
Glen D. Johnson, SVP – Business Dev’t	$220,000	6,735
David T. Johnson, CFO, VP & Treasurer	$210,000	6,735
James Lehman, VP – Sales	$206,625	6,735
Timothy J. Donnelly, CAO, GC & Sec’y	$210,000	6,735

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: March 29, 2013	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer,
General Counsel & Secretary